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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  As independent auditors, we hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-4 of Cincinnati Milacron Inc. for the registration of the $115,000,000 Principal Amount of 8.375% Notes Due 2004, of our report dated December 10, 1993, relating to the combined financial statements of the Plastics Machinery Division of Klockner Ferromatik Desma GmbH. and to all references to our Firm included in or made a part of the Registration Statement.

                                          BDO Binder GmbH
                                          Wirtschaftsprufungsgesellschaft

Dusseldorf
April 6, 1994